EX-99.g.2 CUST AGREEMT

                                                                [EXHIBIT (g)(2)]

                    FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

              COMPENSATION AGREEMENT DATED AS OF SEPTEMBER 20, 2000
                         PURSUANT TO CUSTODIAN AGREEMENT


         WHEREAS, First American Insurance Portfolios, Inc., a Minnesota corporation (hereinafter called the "Fund"), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (hereinafter called the "Custodian"), entered into that Custodian Agreement dated December 8, 1999 (the "Custodian Agreement"); and

         WHEREAS, Article 13 of the Custodian Agreement provides that the Custodian shall be paid compensation at such rates and at such times as may from time to time be agreed on in writing by the parties thereto; and

         WHEREAS, the Fund and the Custodian wish to make provision for the compensation to be paid by the Fund to the Custodian with respect to the respective series of the Fund.

         NOW, THEREFORE, the Fund and the Custodian agrees as follows:

         1. The compensation payable to the Custodian pursuant to the Custodian Agreement with respect to the respective series of the Fund shall be payable monthly at the following annual rates, as percentages of the respective series' average daily net assets: Large Cap Growth Portfolio, Technology Portfolio, Mid Cap Growth Portfolio, Small Cap Growth Portfolio 0.03%, and International Portfolio 0.10%.

         2. This Compensation Agreement restates and supersedes all prior compensation agreements, if any, pursuant to Article 12 of the Custodian Agreement.

         IN WITNESS WHEREOF, the Fund and the Custodian have caused this instrument to be executed in duplicate as of the date first above written by their duly authorized officers.



                                       FIRST AMERICAN INSURANCE PORTFOLIOS, INC.

                                       By
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                                       Its
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                                       U.S. BANK NATIONAL ASSOCIATION

                                       By
                                           -------------------------------------
                                       Its
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